EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-212445 and No. 333-286668) on Form S-8 and the registration statement (No. 333-213649) on Form F-3 of our report dated April 22, 2026, with respect to the consolidated financial statements of Materialise NV and the effectiveness of internal control over financial reporting.

KPMG Bedrijfsrevisoren BV / KPMG Réviseurs d’Entreprises SRL

/s/ Tim Vermeiren

Zaventem, Belgium

April 22, 2026